UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2009

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01                Other Events

Item 9.01                Financial Statements and Exhibits

Signature

ITEM 8.01. OTHER EVENTS

Termination of Department of Justice Investigation

As previously disclosed, the Company concluded, based on the results of an internal investigation conducted under the direction of its Audit Committee in late 2005 and early 2006, that certain former senior employees were involved in making impermissible payments of approximately $125,000 to government officials in 2003 and 2004. The Company contacted the Department of Justice (“DOJ”) and Securities and Exchange Commission (“SEC”) during 2006 and reported the results of the internal investigation and was informed that the SEC and DOJ would commence investigations with respect to these matters, including possible violations of the Foreign Corrupt Practices Act. Subsequently, the Company entered into discussions with the SEC staff concerning a settlement of the conduct subject to the SEC’s investigation. As a result, the Company reached an agreement in principle with the SEC staff which, if approved by the Commission, would resolve this matter with the SEC. Under the terms of the proposed settlement, the Company, on neither an admit nor deny basis, would agree to the entry of an administrative cease and desist order prohibiting the Company from future violations of Sections 13(b)(2)(A), 13(b)(2)(B) and 30A of the Exchange Act. Moreover, under the terms of the proposed settlement, the SEC staff would not recommend that the Commission require the payment of disgorgement, civil money penalties, prejudgment interest or the appointment of a corporate monitor. The proposed settlement is subject to Commission approval, negotiation of the terms of the settlement papers and approval by the Company’s Board of Directors. The Company cannot guarantee that the Commission will ultimately accept the terms of the proposed settlement.

In August 2009, the DOJ informed us that it has closed its investigation based on, among other things, the Company’s pending settlement with the SEC.

Update to Annual Report on Form 10-K

We are filing this Current Report on Form 8-K solely to update portions of our Annual Report on Form 10-K for Golden Minerals Company’s predecessor Apex Silver Mines Limited (jointly, the “Company”) filed on March 16, 2009, for the year ended December 31, 2008, for the following:

•                  The adoption of a new accounting rule, FASB Statement No. 160, “Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“FAS 160”).

•                  To reclassify the activity of the San Cristóbal mine and related subsidiaries to discontinued operations as the result of the sale of the San Cristóbal mine effective March 24, 2009.

In December 2007, the FASB issued FAS 160, which establishes accounting and reporting standards pertaining to (i) ownership interests in subsidiaries held by parties other than the parent, (ii) the amount of net income attributable to the parent and to the non-controlling interest, (iii) changes in a parent’s ownership interest, and (iv) the valuation of any retained non-controlling equity investment when a subsidiary is deconsolidated. For presentation and disclosure purposes, FAS 160 requires non-controlling interests to be classified as a separate component of equity. Early adoption of FAS 160 was not permitted and accordingly is effective for the Company’s fiscal year beginning January 1, 2009. However, it is also required to be applied retrospectively to all periods presented. The retrospective application requires the non-controlling interests to be classified as a separate component of net income and equity for all periods presented.

A Joint Plan of Reorganization was approved by the U.S. Bankruptcy Court for the Southern District of New York on March 4, 2009, and the Company emerged from Chapter 11 protection on March 24, 2009 (the “Effective Date”).  On the Effective Date, in conjunction with, and as a condition to the emergence from bankruptcy, the Company sold to Sumitomo Corporation (“Sumitomo”) its remaining direct and indirect interests in the San Cristóbal mine, including its 65% interest in Minera San Cristóbal for a cash purchase price of $27.5 million, plus $2.5 million in expense reimbursements and the assumption of certain liabilities.  The transaction was completed pursuant to the Purchase and Sale Agreement dated January 12, 2009 (the “Purchase Agreement”) among the Company, certain other wholly-owned subsidiaries of the Company, Sumitomo and one of Sumitomo’s wholly-owned subsidiaries.  As a result of the sale and per the guidance of Emerging Issues Task Force 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations” (“EITF 03-13”), the Company began reporting the activity of the San Cristóbal mine and related subsidiaries as discontinued operations in its Form 10-Q for the period ended March 31, 2009.  The historical annual financial information for all periods presented in this Current Report on Form 8-K has been reclassified to reflect the discontinued operation.

This Current Report on Form 8-K is being filed solely for the purpose described above and only affects the items specified.  All other information in the 2008 Form 10-K remains unchanged. Neither this Current Report on Form 8-K nor the Exhibits hereto reflect any other events or developments occurring after March 16, 2009, or modify or update the disclosures in the 2008 Form 10-K that may have been affected by subsequent events.  Accordingly, this Current Report on Form 8-K should be read in conjunction with the 2008 Form 10-K and the filings made by us with the Securities and Exchange Commission subsequent to filing that form.  In our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, we adjusted the unaudited condensed consolidated financial statements for the quarters ended March 31, 2008 and June 30, 2008 and the six-months ended June 30, 2008 to reflect the retrospective application of FAS 160 and to reflect the retrospective application of the discontinued operations of the San Cristóbal mine. The updated financial information is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.	Description
23	Consent of Independent Registered Public Accounting Firm.

99.1

Updated financial information in the Annual Report on Form 10-K for the year ended December 31, 2008, including: Item 6 Selected Financial Data; Item 7 Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations; Item 9A Controls and Procedures; and Item 8 Financial Statements and Supplementary Data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Minerals Company

	By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and Chief Financial Officer
Date: October 14, 2009

EXHIBIT INDEX

Exhibit No.	Description
23	Consent of Independent Registered Public Accounting Firm.

99.1

Updated financial information in the Annual Report on Form 10-K for the year ended December 31, 2008, including: Item 6 Selected Financial Data; Item 7 Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations; Item 9A Controls and Procedures; and Item 8 Financial Statements and Supplementary Data.